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                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  JUNE 6, 1994.
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                        LYONDELL PETROCHEMICAL COMPANY
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            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                    1-10145                 95-4160558
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(STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)              FILE NUMBER)            IDENTIFICATION NO.)


        1221 MCKINNEY STREET, SUITE 1600, HOUSTON, TEXAS         77010
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          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICERS)            (ZIP CODE)


    REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (713) 652-7200
                                                          -------------------


                                NOT APPLICABLE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
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 ITEM 5.  OTHER EVENTS.

The Company has determined that in April 1993 and April 1994 the Company filed reports with Texas Natural Resource Conservation Commission (the "TNRCC") that may have been incorrect or incomplete regarding the characterization of two process waste water streams at the Company's Channelview petrochemical complex (the "Channelview Complex") with respect to the Benzene National Emission Standards for Hazardous Air Pollutants ("NESHAPS") regulations regarding air emissions. The Benzene NESHAPS regulations, which became effective in April 1993, generally require that steps be taken to control potential air emissions of Benzene. The waste water streams, which contain trace amounts of Benzene dissolved in the water, have consistently been treated at the Channelview Complex's water treatment facility before discharge in accordance with applicable permits. The Company's monitoring systems indicate that the streams have not in the past, and do not currently, pose any danger to the Company's employees or to the community. The Company has notified appropriate state and federal agencies as to the potentially incorrect or incomplete reports and the compliance status of the two waste water streams. The Company has already taken action to assure compliance of one of the streams with the Benzene NESHAPS regulations and the Company is taking action to assure compliance of the other stream shortly. The Company expects that the capital costs incurred in assuring compliance of the two streams with the Benzene NESHAPS regulations will be approximately $1,000,000.

While the Company was in the process of taking steps to assure compliance of the waste water streams, on and after May 20, 1994, a senior employee in the Company's legal department made several written and oral statements to the Company's executive management and the Board of Directors (the "Board") with respect to the compliance status of the two process waste water streams and the related reports. The employee also made a number of statements regarding alleged conduct by the Company's management with respect to compliance with environmental laws that could, if true, give rise to substantial civil and criminal exposures, as well as allegations regarding the commitment of the Company's management to compliance with applicable environmental laws and the general effectiveness of the Company's environmental compliance processes.

The Company's stated policy is to comply with all government laws and regulations and to operate with the highest degree of integrity. Over the past three years, Lyondell has spent approximately $117 million on environmental compliance projects, including approximately $55 million to develop and implement a Benzene NESHAPS compliance program. In order to address, in the most responsible fashion, the employee's allegations, the Board has authorized the Audit Committee of the Board (the "Audit Committee"), which is composed of the four directors of the Company who are not affiliated with either the Company or Atlantic Richfield Company, to conduct a complete independent investigation into why the two waste water streams were not included in the Company's Benzene NESHAPS compliance project, as well as into all other issues raised by the employee's statements.

The Audit Committee and its independent legal counsel have not completed the investigation. Therefore, at this time the Company cannot estimate the impact, if any, that may result from enforcement action, if any, related to the allegations, the Benzene NESHAPS compliance issues, the related reports or any other issues that maybe raised in connection with the independent investigation. Nevertheless, management does not believe that any aspect of the matters described above will individually, or in the aggregate, have a material adverse effect on the Company's business or financial condition.

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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 6, 1994                           LYONDELL PETROCHEMICAL COMPANY


                                               By: JOSEPH M. PUTZ
                                                  ------------------------------
                                                   Joseph M. Putz
                                                   Vice President and Controller
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